UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 20, 2011

Commission File Number:  001-15757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
33-0224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2011 ("Closing"), ImageWare Systems, Inc. (the "Company") consummated a financing pursuant to which the Company issued 20 million shares of its Common Stock, $0.01 par value ("Shares"), for $0.50 per Share, resulting in gross proceeds to the Company of $10.0 million (the "Offering"). In connection with the Offering, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement"), by and among the Company and certain accredited investors (the "Purchasers"). A press release announcing the consummation of the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.

As required by the Purchase Agreement, and as a condition to Closing, the Company also entered into an Exchange Agreement with a significant investor ("Investor"), pursuant to which the Investor exchanged $4.5 million principal amount of convertible promissory notes of the Company ("Exchanged Notes"), and accrued but unpaid interest on the Exchanged Notes and on an additional $2.25 million in promissory notes, into 9,774,559 Shares ("Exchange Shares"). In addition, the Investor agreed to convert $750,000 principal amount of additional promissory notes held by the Investor and invest the proceeds into the Offering.

Proceeds from the Offering will be used for (i) the customization of identity management products for enterprise and consumer applications; (ii) further development of intellectual property; (iii) development of SaaS capabilities for existing products; (iv) the payment of $1.5 million principal amount of convertible promissory notes; and (v) for working capital and general corporate purposes.

MDB Capital, LLC served as the sole placement agent for the Company in connection with the Offering (the "Placement Agent").

Warrants.

Pursuant to the terms of the Purchase Agreement, the Company issued to the Purchasers and the Placement Agent warrants ("Warrants") to acquire up to 11,555,000 Shares in the aggregate. The Warrants have a term of five years and an exercise price of $0.50 per Share. If and when the Warrants are exercised for cash the Company will receive up to $5.8 million in aggregate gross proceeds, subject to adjustment as set forth in the Warrants.

To the extent the Company enters into a fundamental transaction (as defined in the Warrants and which includes, without limitation, the Company entering into a merger or consolidation with another entity, the Company selling all or substantially all of its assets, or a person acquiring 50% of the Company's Common Stock), the Company has agreed to purchase the Warrants from the Buyer at its Black-Scholes value.

The exercise price of the Warrants is also subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The exercisability of the Warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 9.99% of the Company's Common Stock.

Registration Rights.

The Company entered into a Registration Rights Agreement with each of the Purchasers pursuant to which the Company agreed to register for resale, (i) the Shares, (ii) the Shares issuable upon exercise of the Warrants, (iii) the Exchange Shares; and (iv) certain other Shares held by third parties entitled to registration rights, including Shares issuable upon exercise of certain warrants held by such third parties. The Company agreed to file a registration statement no later than sixty days from the Closing. To the extent the Company fails to file the registration statement on a timely basis or if the registration statement is not declared effective by the agreed upon effectiveness deadline, the Company agreed to make certain payments to each of the Purchasers.

Important Notice Regarding the Transaction Documents.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Exchange Agreement and the transactions contemplated thereby (together, the "Transaction Documents") are not complete and are subject to and qualified in their entirety by reference to the Transaction Documents attached hereto as exhibits and incorporated herein by reference.

The Transaction Documents have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other financial information about the Company or its subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of the Transaction Documents and as of specific dates; were solely for the benefit of the parties to such Transaction Documents; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Shares, Exchange Shares and Warrants were offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended ("Securities Act"), in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder and, in the case of the Exchange Shares, Section 3(a)(9) of the Securities Act. Each of the Purchasers represented that it was an "accredited investor" as defined in Regulation D.

Item 8.01 Other Events.

As a result of the consummation of the Offering, all shares of the Company's issued and outstanding Series C 8% Convertible Preferred Stock and Series D 8% Convertible Preferred Stock (together, the "Preferred Shares"), together with accrued but unpaid dividends thereon, were converted into 11,768,525 shares of the Company's Common Stock, $0.01 par value. As a result, no Preferred Shares remain issued and outstanding following the Closing.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   December 21, 2011
By:	/s/ Wayne Wetherell

Name: Wayne Wetherell
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Stock Purchase Agreement
EX-10.2	Note Exchange Agreement
EX-10.3	Form of Warrant
EX-10.4	Registration Rights Agreement
EX-99.1	Press Release dated December 21, 2011